UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): November 14, 2007

ZVUE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

As previously reported in our Current Report on Form 8-K filed November 5, 2007, on October 31, 2007, we completed the acquisition of all of the assets of eBaum’s World, Inc. (“eBaum’s”) pursuant to an Asset Purchase Agreement, dated August 1, 2007, between us, EBW Acquisition, Inc., our wholly owned subsidiary, and eBaum’s (the “Asset Purchase Agreement”). On the closing date of the acquisition we placed 1,250,000 shares of our common stock in escrow towards the purchase price for the assets of eBaum’s. Pursuant to the Asset Purchase Agreement, at the conclusion of ten trading days following the closing date (the “Adjustment Period”), we were required to place an additional number of shares of our common stock in escrow equal to the difference between (a) the quotient of $5 million divided by the average closing price of our common stock during the Adjustment Period and (b) 1,250,000. On November 14, 2007, we determined that we were required to place an additional 740,605 shares of common stock in escrow. The 1,990,605 shares placed in escrow pursuant to the Asset Purchase Agreement will be released from escrow to eBaum’s in 23 monthly installments commencing on December 31, 2007.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to unregistered sales of equity securities is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1
Asset Purchase Agreement, dated August 1, 2007, by and among ZVUE Corporation (f/k/a Handheld Entertainment, Inc.), EBW Acquisition, Inc. and eBaum’s World, Inc. (incorporated herein by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2007.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZVUE CORPORATION

Dated: November 16, 2007	By:	/s/ William J. Bush
Name: William J. Bush
Title: Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1
Asset Purchase Agreement, dated August 1, 2007, by and among ZVUE Corporation (f/k/a Handheld Entertainment, Inc.), EBW Acquisition, Inc. and eBaum’s World, Inc. (incorporated herein by reference to Exhibit 2.1 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2007.)